AMENDED AND RESTATED BYLAWS
of
BBCN BANCORP, INC.,
a Delaware corporation
As amended and restated on March 6, 2013

ARTICLE I
Meetings of Stockholders

Section 1. Meetings
1.1 The annual meeting of stockholders of BBCN BANCORP, INC. (the "Corporation") shall be held on such date, at such time and at such place (within or outside the State of Delaware), if any, set by resolution of the Board of Directors or, if authorized by the Board of Directors, by means of remote communication in accordance with applicable law, for the election of Directors and the transaction of such other business as may properly come before the meeting.
1.2 Special meetings of stockholders shall be called only by resolution adopted by a majority of the entire Board of Directors or by written request of any stockholders owning, in the aggregate, not less than 10 percent of the stock of the Corporation and shall be held on such date, at such time and at such place (within or outside the State of Delaware), if any, set by resolution of the Board of Directors or, if authorized by the Board of Directors, by means of remote communication in accordance with applicable law.
Section 2. Notice
Notice of any meeting of stockholders shall be given in writing or by electronic transmission in accordance with applicable law to each stockholder of record entitled to vote at such meeting at the address of the stockholder as it appears on the records of the Corporation, except as otherwise provided by applicable law. Such notice shall state the time and place of the meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notices of special meetings and of annual meetings shall be given not less than ten days nor more than 60 days before the meeting. Any previously scheduled annual or special meeting of stockholders may be postponed by action of the Board of Directors taken prior to the time previously scheduled for the meeting.
Section 3. Adjournment
Whenever a quorum is not present at any meeting of the stockholders, or whenever it may be deemed desirable, a majority in interest of the stockholders present in person or by proxy may adjourn the meeting from time to time to any future date, without notice other than by announcement at the meeting except as provided below. At any continuation of the adjourned meeting at which a quorum is present, any business may be transacted which may have been transacted at the meeting originally scheduled. If such adjournment is for more than 30 days or, if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with these Bylaws.

Section 4. Order of Business
4.1 The Chairman of the Board of Directors, or in the absence of the Chairman, the Vice Chairman, or in their absence, a Director designated by the Board of Directors, or in their absence, the President, shall call meetings of the stockholders to order and shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting of the stockholders, but in the absence of the Secretary and Assistant Secretary at a meeting of the stockholders the chairman of the meeting may appoint any person to act as secretary of the meeting.
4.2 The chairman of the meeting shall have the right to determine the order of business at the meeting, to prescribe the rules and procedures for the conduct of the meeting and to do all things necessary or desirable for the proper conduct of the meeting, including maintenance of order and safety and limitations on the time allotted to questions or comments on the affairs of the Corporation.
4.3 The only business that may be conducted at an annual meeting of stockholders is that business which has been brought before the meeting: (i) by or at the direction of the chairman of the meeting; (ii) pursuant to the notice of the meeting; or (iii) by any stockholder who is a holder of record as of the record date of the meeting who is entitled to vote at the meeting and who complies with the procedures set forth in Article I, Section 4.4. The business conducted at a special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of such meeting.
4.4 In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not less than 100 days, nor more than 120 days, prior to the first anniversary of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting was first given or made by the Corporation. A stockholder's notice to the Secretary shall set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation that are owned beneficially and of record by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article I, Section 4.4; provided, however, that nothing in this Article I, Section 4.4 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedures. The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Article I, Section 4.4, and, if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
Section 5. Voting

5.1 At meetings of stockholders, except as otherwise provided in the Certificate of Incorporation, every stockholder shall be entitled to one vote for each share of stock outstanding in the name of the stockholder on the books of the Corporation on the date on which stockholders entitled to vote are determined. Each stockholder may be represented and vote by a proxy or proxies authorized by any valid means permitted by applicable law. If two or more persons are authorized to act as proxies, a majority of the proxies present at the meeting may exercise all of the powers conferred by such authorization unless such authorization provides otherwise. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. If any proxy is authorized for a specific meeting, such proxy shall not be voted at any meeting or continuation of an adjourned meeting other than that for which the proxy is authorized.
5.2 In all matters acted upon by stockholders, voting shall be (i) by written ballot or (ii) by any other process that the Board of Directors may authorize, each to the extent permitted by applicable law.
5.3 Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business at each meeting of stockholders. If authorized by the Board of Directors (and subject to such guidelines and procedures as the Board of Directors may adopt), stockholders and proxyholders not physically present at a meeting of stockholders may participate in a meeting of stockholders and shall be deemed present in person and may vote at a meeting of stockholders by means of remote communication in accordance with applicable law. If such majority shall not be present at a meeting of stockholders, a majority in interest of the stockholders present shall have the power to adjourn the meeting.
5.4 Except as otherwise required by applicable law or the Certificate of Incorporation, whenever any corporate action other than the election of Directors is to be taken by the stockholders it shall be authorized by the affirmative vote of a majority of the shares present and entitled to vote at a meeting of stockholders at which a quorum is present in person or by proxy.
ARTICLE II
Directors

Section 1. Number, Election and Terms
1.1 The business and property of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) members, the exact number of which shall be fixed by the Board from time to time. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director. Except in case of vacancies and newly created directorships resulting from any increase in the authorized number of directors, directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until he resigns or is removed earlier. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.
1.2 Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors:
Nominations of persons for election to the Board of Directors of the Corporation may be made at the annual meeting of the stockholders, or at a special meeting of the stockholders called for the purpose of electing Directors, by or at the direction of the Board of Directors, by any Committee or person authorized by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article II, Section 1.2. Such nominations, other than those made by or at the direction of the Board of Directors or by a nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.
To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 100 days, nor more than 120 days, prior to the first anniversary of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting was first given or made by the Corporation, and (ii) in the case of a special meeting of the stockholders called for the purpose of electing Directors not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting was first given or made by the Corporation.
Such stockholder's notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person nominated by a shareholder shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.
Section 2. Compensation
Directors shall receive compensation for their services as directors as may be fixed by resolution of the Board of Directors, including reimbursement for certain expenses incurred in attending a meeting of the Board of Directors or Board Committee, or otherwise incurred in connection with the business of the Corporation. Policies for reimbursement of expenses shall be fixed by resolution of the Board of Directors.
Section 3. Meetings
All meetings of the Board of Directors, both regular and special, shall be held at the times and places, either within or outside the State of Delaware, designated by the Board of Directors. The annual meeting of the Board of Directors for the election of officers and such other business as may properly come before the meeting shall be held as soon as practicable after the annual meeting of stockholders. Special meetings of the Board of Directors shall be held whenever called at the direction of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President or any two Directors. Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
Section 4. Notice
No notice of the place of an annual or special meeting of the Board of Directors shall be required of any annual or regular meeting of the Board of Directors unless the place has been changed from that last designated by the Board of Directors. A notice of any annual or regular meeting, when required, or of any special meeting of the Board of Directors, shall be given by the Secretary to each Director by personally delivering, mailing, faxing or otherwise electronically transmitting the same, or by telephone, at least 48 hours before the time fixed for the meeting. Notice may be waived by any Director. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors.
Section 5. Quorum and Action
5.1 Except as otherwise expressly required by applicable law or these Bylaws, at any meeting of the Board of Directors the presence of at least a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but, if there shall be less than a quorum, a majority of those Directors present may adjourn the meeting from time to time and no notice shall be required for any continuation of an adjourned meeting beyond the announcement at the adjourned meeting. Unless otherwise provided by applicable law or these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board of Directors. The Chairman of the Board of Directors or, in the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, in the absence of the Vice Chairman of the Board of Directors, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board of Directors. The Secretary or Assistant Secretary shall act as secretary of the meeting, but in the Secretary or Assistant Secretary's absence the presiding officer may appoint a secretary of the meeting.
5.2 Any action required or permitted to be taken at any meeting of the Board of Directors, or a Committee thereof, may be taken without a meeting if all members of the Board of Directors or the Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or Committee.
Section 6. Committees
6.1 The Board of Directors may, by resolution or resolutions adopted by not less than the number of Directors necessary to constitute a quorum of the Board of Directors, designate one or more Committees, each such Committee to consist of such number of Directors as the Board of Directors may from time to time determine, which, to the extent provided in said resolution or resolutions, shall have, and may exercise, such authority as the Board of Directors may authorize. Each such Committee shall have such name or names as the Board of Directors may from time to time determine. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such Committee. A majority, or such other number as the Board of Directors may designate, of the members of any such Committee shall constitute a quorum. Each such Committee may make rules for the conduct of its business and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. All actions taken by any such Committee shall be reported to the Board of Directors at its regular meeting next succeeding the taking of such action, unless otherwise directed.
6.2 The Executive Committee, if such a committee exists, may act in the place of the full Board of Directors, and may exercise, such authority as the Board of Directors may authorize from time to time.
Section 7. Interested Directors
No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Any disinterested Director may ask an interested Director to leave the meeting at any time for any reason. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction, but they may not vote to authorize the contract or transaction.

Section 8. Chairman and Vice Chairman
8.1 The Board of Directors, as soon as reasonably practicable after the election of Directors by stockholders in each year, shall elect a Chairman of the Board. The Board may elect at any time as it may deem desirable one or more Vice Chairmen of the Board.
8.2 The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The Chairman of the Board of Directors may also serve as the Chief Executive Officer of the Corporation and while serving in such capacity, shall have the powers and duties prescribed in Article III of these bylaws. The Board of Directors may authorize the Chairman to sign any contracts or documents on behalf of the Corporation.
8.3 The Vice Chairman of the Board of Directors, in the absence of the Chairman, or at the Chairman’s request, shall preside at all meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors may designate from time to time. The Board of Directors may authorize the Vice Chairman to sign any contracts or documents on behalf of the Corporation.
ARTICLE III
Officers

Section 1. Number, Election and Term
1.1 The Board of Directors, as soon as reasonably practicable after the election of Directors by stockholders in each year, shall elect a Chief Executive Officer, a President, one or more Executive Vice Presidents, a Secretary, a Chief Financial Officer and a Controller and, from time to time, may elect such Assistant Secretaries, Assistant Controllers, and appoint such other agents, as it may deem desirable. Any two or more offices may be held simultaneously by the same person, except as otherwise may be required by applicable law. The Chief Financial Officer shall also function as and be deemed to be the Treasurer of the Corporation, in the event a person with such a title is required under state or federal law.
1.2 The term of office of all officers shall be until the next succeeding annual election of officers and until their respective successors shall have been elected and qualified, but any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the members of the Board of Directors whenever in their judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Unless specifically authorized by resolution of the Board of Directors, no agreement for the employment of any officer for a period longer than one year shall be made.

Section 2. Authority
Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such authority and perform such duties in the management of the property, business and affairs of the Corporation as by custom generally pertain to their respective offices, as well as such authority and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer. The Board of Directors may designate a successor or create a succession plan in the event any officer is unable to serve for any reason.
Section 3. Compensation
The salaries of all officers, employees and agents of the Corporation shall be determined and fixed by the Board of Directors or pursuant to such authority as the Board of Directors may from time to time prescribe.
ARTICLE IV
Execution of Contracts and Negotiable Instruments, and Voting Stock Owned by the Corporation

Section 1. Disbursements
All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 2. Contracts
All contracts, bonds and other agreements and undertakings of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, except where otherwise provided by law, and such execution or signature shall be binding on the Corporation.
Section 3. Capacity
Whenever any instrument is required by this Article IV to be signed by more than one officer of the Corporation, no person shall so sign in more than one capacity.
Section 4. Voting of Stock and Execution of Proxies
The Chief Executive Officer, the President, or an Executive Vice President, or such other person or persons as may be designated in writing from time to time by the Board of Directors, shall be authorized on behalf of the Corporation to attend any meeting of securityholders of any other corporation or entity in which the Corporation is an owner of securities and to vote, or to sign and issue proxies to vote, such securities upon all matters coming before such meeting or presented to the securityholders of the corporation or entity for their consent.

ARTICLE V
Capital Stock

Section 1. Certificates of Stock
1.1 The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Each certificate shall be signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, the President or any Executive Vice President and by the Secretary or any Assistant Secretary. Pursuant to the Plan of Reorganization and Agreement of Merger, between the Corporation, BBCN Bank, N.A, and BBCN Interim Bank, N.A., stock certificates of BBCN Bank, N.A. shall also be valid stock certificates of the Corporation.
1.2 The Corporation will maintain on their books the names of the person owning shares of the capital stock of the Corporation, together with the number of shares and the date of issue.
Section 2. Transfer Agents and Registrars
The Corporation shall, if and whenever the Board of Directors determines, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation will be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where shares of stock will be registered, and no certificates for shares of the capital stock of the Corporation, in respect of which one or more transfer agents and registrars shall have been designated, shall be valid unless countersigned by one of such transfer agents and registered by one of such registrars. The Board of Directors may also make additional rules and regulations, as it may deem expedient, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.
Section 3. Transfer of Shares
Transfers of shares shall be made by the holder or by the holder's attorney in fact upon a writing lawfully constituted and upon surrender of certificates for a like number of shares if such shares are certificated.
Section 4. Lost, Destroyed or Stolen Certificates
A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, or any predecessor of the Corporation, alleged to have been lost, destroyed or stolen. The Board of Directors may, in its discretion, require the owner of the lost, destroyed or stolen certificate to give to the Corporation satisfactory evidence that the certificate was lost, destroyed or stolen. The Board of Directors may also require a bond sufficient to indemnify it and its transfer agent against any claim that may be made on account of the alleged loss of the certificate or the issuance of any new certificate.
Section 5. Record Date
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or for the purpose of any other action

(other than determining the stockholders entitled to notice of and to vote at any meeting of stockholders), the Board of Directors may, by resolution, fix in advance a date as the record date, such date to be not more than 60 days prior to the date on which the action requiring the determination of stockholders is to be taken. The Board of Directors may in advance fix a date not exceeding 60 days and not less than ten days before the date of any meeting of stockholders as a record date for the determination of stockholders entitled to notice of and to vote at the meeting.

ARTICLE VI
Indemnification

Section 1.Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.
Subject to Section 3 of this ARTICLE VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
Section 2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.
Subject to Section 3 of this ARTICLE VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3.    Authorization of Indemnification.
Any indemnification under this ARTICLE VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this ARTICLE VI, as the case may be. To obtain indemnification under this ARTICLE VI, a claimant must submit to the Secretary of the Corporation a written request, as soon as practicable but in no event later than the sixtieth (60) day after the claimant knows, or reasonably should know, that he has been made or is threatened to be made a party to the threatened, pending or completed action, suit or proceeding for which indemnification is sought, including therein or therewith such documentation and information as is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the preceding sentence, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), in an attorney-client privileged written opinion to the Board of Directors, a copy of which shall be delivered to the claimant if indemnification ultimately is granted, or (ii) if no request is made by the claimant for a determination by Independent Counsel, (a) by the Board of Directors by a majority of Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant if indemnification ultimately is granted, or (b) by a majority vote of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Board of Directors shall select the Independent Counsel.  If it is so determined that the claimant is entitled to indemnification, the Corporation shall pay the claimant within sixty (60) days after such determination. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, where such claim, defense or matter is otherwise subject to indemnification, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of any prior authorization in the specific case.  “Successful on the merits or otherwise” does not include a settlement to which the Corporation is not a party, a confession of judgment without the Corporation’s consent, or other type or form of resolution that is not approved by the Corporation.
Section 4.    Good Faith Defined.
For purposes of any determination under Section 3 of this ARTICLE VI, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or officer. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this ARTICLE VI, as the case may be.
Section 5.    Indemnification by a Court.
Notwithstanding any contrary determination in the specific case under Section 3 of this ARTICLE VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 and Section 2 of this ARTICLE VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 and Section 2 of this ARTICLE VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this ARTICLE VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 6.    Expenses Payable in Advance.
Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid, within sixty (60) days of submission, by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VI. Notwithstanding the foregoing, the Corporation will not be required to advance expenses in connection with any proceeding (or part thereof) initiated by any person unless the proceeding was authorized in advance by the Board of Directors, as described in Section 3 of this ARTICLE VI.
Notwithstanding the foregoing, the Corporation will not advance or continue to advance expenses to any person in any proceeding if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of Disinterested Directors, even though less than a quorum, (ii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion or (iii) by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or opposed to the best interests of the Corporation.
Section 7.    Nonexclusivity of Indemnification and Advancement of Expenses.
The indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or Disinterested Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this ARTICLE VI shall be made to the fullest extent permitted by law. The provisions of this ARTICLE VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 and Section 2 of this ARTICLE VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
Section 8.    Insurance.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this ARTICLE VI.
Section 9.    Certain Definitions.

For purposes of this ARTICLE VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of the Corporation serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this ARTICLE VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
For purposes of this ARTICLE VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer, of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.
For purposes of this ARTICLE VI, references to “Disinterested Director” will mean a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant; and, references to “Independent Counsel” will mean a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and will include any person who under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this ARTICLE VI.
Section 10.    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII
Miscellaneous Provisions
Section 1. Books
The books of the Corporation, except as otherwise provided by applicable law, may be kept outside of the State of Delaware.

Section 2. Corporate Seal
The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine. The seal shall be in the charge of the Secretary.
Section 3. Fiscal Year
The fiscal year of the Corporation shall be as determined by the Board of Directors.
Section 4. Principal Office
The principal corporate office of the Corporation shall be established and maintained in Los Angeles, California, or at any other place designated by the Board of Directors.
Section 5. Amendment of Bylaws
Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or any of them, may from time to time be supplemented, amended or repealed, or new Bylaws may be adopted, by the stockholders or by the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors; provided, however, that notice of such alternation, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be.
Section 6. Other Offices
The Corporation may have offices in addition to its registered office in places, either within or outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
Section 7. Public Announcement
For the purposes of Article I, Section 4.4 and Article II, Section 1.2 of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press, or a comparable national news service, or in a document publicly filed by the Corporation pursuant to the Securities Exchange Act of 1934, as amended.
Section 8. Construction
Unless the context otherwise requires, singular nouns and pronouns (including defined terms), when used herein, shall be deemed to include the plural and vice versa, and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender. The use of the male terms “he” “his” or “him” are meant to be gender neutral and do not connate any specific gender.